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Brookdale Senior Living Inc.

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Brookdale Enters into Mutually-Beneficial Agreements with HCP

Unlocks Value from Sale of Unconsolidated CCRC Venture Interest

Improves Company’s Financial Strength by Reducing Lease Exposure,

Improving Consolidated Cash Flow and Increasing Liquidity

NASHVILLE, Tenn., October 1, 2019 – Brookdale Senior Living Inc. (NYSE: BKD) (“Brookdale” or the “Company”) today announced that it has entered into definitive agreements with HCP, Inc. (“HCP”) for a multi-part transaction:

•	CCRC Venture Transaction:

•

HCP will acquire Brookdale’s 51% equity interest in its unconsolidated CCRC Venture, representing 13 unconsolidated entry fee CCRC communities (5,641 units across 12 campuses), for a gross purchase price of $510 million, generating approximately $277 million net cash proceeds after giving effect to debt and subject to customary working capital proration.

•	Brookdale and HCP agree to jointly market for sale the three remaining unconsolidated entry fee CCRC communities (1,629 units), and Brookdale will receive 51% of the net cash proceeds.

•	HCP will pay Brookdale a negotiated $100 million management termination fee at the closing of HCP’s acquisition of the 13 communities.

•	Triple-Net Portfolio Transactions:

•	Brookdale and HCP have agreed to favorably restructure the current portfolio of 43 triple-net leased communities (4,726 units). Upon closing of the CCRC Venture transaction:

•	Brookdale will acquire 18 triple-net leased communities (2,015 units) from HCP for a total purchase price of $405 million.

•	One property (159 units) to be transitioned to a third party.

•	Brookdale and HCP will restructure the lease for 24 communities pursuant to an amended and restated master lease.

•	Initial term of the amended and restated master lease for the 24 communities will expire December 2027, with two 10-year extension options at Brookdale’s election.

•	Annual rent escalators will be 2.40% per annum.

•	HCP to fund up to $35 million of capital expenditures at an initial yield of 7% to reposition and improve asset quality.

•	Achieves approximate 1.1x lease coverage after 5% overhead load is applied.

(1)

The closings of the various transactions referenced in this press release are, or will be, subject to various closing conditions, including the receipt of regulatory approvals. However, there can be no assurance that the transactions will close or, if they do, when the actual closings will occur. In addition, the closing of Brookdale’s acquisition of the 18 triple-net leased communities and amending and restating the master lease for the 24 remaining triple-net leased communities are both contingent upon the closing of Brookdale’s sale of its equity interest in 13 unconsolidated entry fee CCRC Venture to HCP, all of which are expected to occur simultaneously.

•	Other Details:

•	Brookdale and HCP agree to allow HCP to early terminate and transition one managed community.

•

The sale of Brookdale’s 51% interest in its unconsolidated entry fee JV for 13 communities and Brookdale’s concurrent acquisition of 18 triple-net leased communities is expected to close in the first quarter of 2020.

•	Third party asset sales are expected to close over the next 12 to 18 months.

•	Upon completion of the final CCRC sale, the Company will have eliminated substantially all of its unconsolidated venture interests, which will simplify the Company’s financial reporting.

•	Brookdale is evaluating using a portion of net proceeds for opportunistic share repurchases and elective debt pay downs.

Lucinda (“Cindy”) Baier, Brookdale’s President and CEO, said, “This agreement with HCP marks another significant step in Brookdale’s ongoing efforts to increase our owned real estate portfolio, reduce complexity of our operations, and most importantly, unlock the value of the unconsolidated CCRC Venture. These transactions highlight the importance of maintaining collaborative relationships with our REIT partners as we continually evaluate opportunities to enhance shareholder value. We appreciate the partnership with Tom Herzog and his team in achieving both companies’ objectives.”

Benefits of the Multi-Part Transaction

•	Realizing Value:

Unlocks significant value not fully reflected in Brookdale’s share price through the sale of its interest in 16 unconsolidated entry fee CCRC communities.

•	Improves Financial Strength:

Generates significant net cash proceeds totaling approximately $403 million before transaction costs. After the acquisition of 18 triple-net leased communities from HCP, the net cash proceeds will be approximately $208 million and will improve Brookdale’s consolidated leverage.

Consolidated Adjusted Free Cash Flow will improve by approximately $11 million on an annual basis; net cash provided by operating activities expected to be lower by $3 million on an annual basis.

•	Improves Community Ownership, Reduces Lease Exposure and Improves Rent Coverage:

Subsequent to these transactions, Brookdale will own 60% of its consolidated units.

Reduces annual cash lease payments to HCP by approximately $30 million (approximately $34 million after giving effect to the transitioned triple-net leased community).

Improves remaining HCP lease coverage to approximately 1.1x.

•	Aligned Capital Expenditures Interests:

HCP will fund up to $35 million of capital investments through 2024, with initial yield of 7%.

•	Capital Structure Flexibility:

Brookdale is evaluating using a portion of net proceeds for opportunistic share repurchases and elective debt pay downs.

(2)	Adjusted Free Cash Flow is a financial measure that is not calculated in accordance with GAAP. See below in this press release for the definition of such measure.

Additional Transaction Details

An investor presentation regarding the multi-part transaction can be found on Brookdale’s Investor Relations website located at www.brookdale.com/investor under the “Events and Presentations” tab.

About Brookdale

Brookdale Senior Living Inc. is the leading operator of senior living communities throughout the United States. The Company is committed to providing senior living solutions primarily within properties that are designed, purpose-built, and operated to provide the highest-quality service, care, and living accommodations for residents. Brookdale operates and manages independent living, assisted living, memory care, and continuing care retirement communities, with 794 communities in 45 states and the ability to serve approximately 75,000 residents as of September 30, 2019. The Company also offers a range of home health, hospice, and outpatient therapy services to over 20,000 patients as of that date.

Definition of Adjusted Free Cash Flow

Adjusted Free Cash Flow is a non-GAAP liquidity measure that the Company defines as net cash provided by (used in) operating activities before: distributions from unconsolidated ventures from cumulative share of net earnings, changes in operating lease liability for lease termination and modification, cash paid/received for gain/loss on facility lease termination and modification, and lessor capital expenditure reimbursements under operating leases; plus: property insurance proceeds and proceeds from refundable entrance fees, net of refunds; less: non-development capital expenditures and payment of financing lease obligations. Non-development capital expenditures is comprised of corporate and community-level capital expenditures, including those related to maintenance, renovations, upgrades and other major building infrastructure projects for the Company’s communities. Non-development capital expenditures does not include capital expenditures for community expansions and major community redevelopment and repositioning projects, including the Company’s Program Max initiative, and the development of new communities (i.e., development capital expenditures). Amounts of non-development capital expenditures are presented net of lessor reimbursements.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to various risks and uncertainties and include all statements that are not historical statements of fact and those regarding our intent, belief or expectations, including, but not limited to, statements relating to the creation of stockholder value, ongoing efforts related to the Company’s community portfolio, and the pending and expected transactions with HCP, Inc. and the timing and expected benefits thereof. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “could,” “would,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “project,” “predict,” “continue,” “plan,” “target” or other similar words or expressions. These forward-looking statements are based on certain assumptions and expectations, and our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Although we believe that expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our assumptions or expectations will be attained and actual results and performance could differ materially from those projected. Factors which could have a material adverse effect on the Company’s operations and future prospects or which could cause events or circumstances to differ from the forward-looking statements include, but are not limited to, events which adversely affect the ability of seniors to afford resident fees and entrance fees, including downturns in the economy, national or local housing markets, consumer confidence or the equity markets and unemployment among family members; changes in reimbursement rates, methods or timing under governmental reimbursement programs including the Medicare and Medicaid programs; the impact of ongoing healthcare reform efforts; the effects of continued new senior housing construction and development, oversupply and increased competition; disruptions in the financial markets that affect the Company’s ability to obtain financing or extend or refinance debt as it matures and the Company’s financing costs; the risks associated with current global economic conditions and general economic factors such as inflation, the consumer price index, commodity costs, fuel and other energy costs, interest rates and tax rates; the Company’s ability to generate sufficient cash flow to cover required interest and long-term lease payments and to fund its planned capital projects; the effect of the Company’s indebtedness and long-term leases on its liquidity; the effect of the Company’s non-compliance with any of its debt or lease agreements (including the financial covenants contained therein), including the risk of lenders or lessors declaring a cross default in the event of the Company’s non-compliance with any such agreements and the risk of loss of the Company’s property securing leases and indebtedness due to any resulting lease terminations and foreclosure actions; the effect of the Company’s borrowing base calculations and the Company’s consolidated fixed charge coverage ratio on availability under its revolving credit facility; increased competition for or a shortage of personnel, wage pressures resulting from increased competition, low unemployment levels, minimum wage increases and changes in overtime laws, and union activity; failure to maintain the security and functionality of the Company’s information systems or to prevent a cybersecurity attack or breach; the Company’s ability to complete pending or expected disposition or other transactions on agreed upon terms or at all, including in respect of the satisfaction of closing conditions, the risk that regulatory approvals are not obtained or are subject to unanticipated conditions, and uncertainties as to the timing of closing, and the Company’s ability to identify and pursue any such opportunities in the future; the Company’s ability to obtain additional capital on terms acceptable to it; the Company’s ability to complete its capital expenditures in accordance with its plans; the Company’s ability to identify and pursue development, investment and acquisition opportunities and its ability to successfully integrate acquisitions; competition for the acquisition of assets; delays in obtaining regulatory approvals; risks associated with the lifecare benefits offered to residents of certain of the Company’s entrance fee CCRCs; terminations, early or otherwise, or non-renewal of management agreements; conditions of housing markets, regulatory changes and acts of nature in geographic areas where the Company is concentrated; terminations of the Company’s resident agreements and vacancies in the living spaces it leases; departures of key officers and potential disruption caused by changes in management; risks related to the implementation of the Company’s strategy, including initiatives undertaken to execute on its strategic priorities and their effect on the Company’s results; actions of activist stockholders, including a proxy contest; market conditions and capital allocation decisions that may influence the Company’s determination from time to time whether to purchase any shares under its existing share repurchase program and the Company’s ability to fund any repurchases; the Company’s ability to maintain consistent quality control; a decrease in the overall demand for senior housing; environmental contamination at any of the Company’s communities; failure to comply with existing environmental laws; an adverse determination or resolution of complaints filed against the Company; the cost and difficulty of complying with increasing and evolving regulation; costs to respond to, and adverse determinations resulting from, government reviews, audits and investigations; unanticipated costs to comply with legislative or regulatory developments; as well as other risks detailed from time to time in our filings with the SEC, including those contained in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements in such SEC filings. Readers are cautioned not to place undue reliance on any of these forward-looking statements, which reflect our management’s views as of the date of this press release. The Company cannot guarantee future results, levels of activity, performance or achievements, and, except as required by law, it expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

Contacts
Brookdale Senior Living Inc.
Investor Relations:	(615) 505-1968	Media: (615) 564-8225
Kathy MacDonald	kathy.macdonald@brookdale.com	Julie K. Davis jkdavis@brookdale.com